UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

Verint Systems Inc.

(exact name of registrant as specified in its charter)

Delaware	000-49790	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747-3201
(Address of principal executive offices)	(zip code)

Registrant’s Telephone Number, including Area Code: (631) 962-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 30.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2004, Harris Oliner resigned from the Board of Directors (the “Board”) of the Company. Mr. Oliner did not resign as a result of any disagreement with the Company or due to any matter relating to Company’s operations, policies or practices. The Board has elected Avi Aronovitz to fill the vacancy on the Board created by Mr. Oliners’ resignation, effective as of November 15, 2004, until the next annual meeting of the stockholders to be held on or about July 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC. (Registrant)

Dated: November 4, 2004	By:	/s/ IGAL NISSIM
	Name:	Igal Nissim
	Title:	Chief Financial Officer

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